Unitil

                                                            March 19, 1998


Dear Fellow Shareholder,

The Annual Meeting of Common Shareholders is scheduled to be held on Thursday, April 16, 1998, at 10:30 a.m., at the office of the Company, 6 Liberty Lane West, Hampton, New Hampshire.

Enclosed you will find a 1997 annual report, a notice of meeting, a proxy statement and a proxy card to be used in connection with the meeting. This year, shareholders are being asked to vote on the election of four Directors.

We hope that you are able to attend the Annual Meeting. Your vote is important whether you own one share or many. Whether or not you plan to be present, we urge you to sign and promptly return the enclosed proxy card in the envelope provided.

Thank you for your continued interest in the Company.

                                       Sincerely,



                                       Robert G. Schoenberger
                                       Chairman of the Board of Directors
                                       and Chief Executive Officer


Unitil


               NOTICE OF ANNUAL MEETING OF COMMON SHAREHOLDERS


                                       Hampton, New Hampshire
                                       March 19, 1998


To the Common Shareholders:

      You are hereby notified that the annual meeting of common shareholders of Unitil Corporation will be held at the office of the Company, 6 Liberty Lane West, Hampton, New Hampshire, on April 16, 1998, at 10:30 A.M., for the following purposes:

      1.  To elect four Directors.

      2. To act on such other matters as may properly come before the meeting and any adjournments thereof.

      The enclosed form of proxy has been prepared at the direction of the Board of Directors of Unitil and is sent to you at its request. The persons named in said proxy have been designated by the Board of Directors.

      If you do not expect to be present personally and you wish your stock voted at the meeting, please sign, date and return the proxy card enclosed herewith by mail in the postage-paid envelope, also enclosed. If you later find that you can be present, or for any other reason desire to revoke or change your proxy, you may do so at any time before it is voted.

      The Board of Directors fixed March 2, 1998 as the record date for the determination of those shareholders entitled to notice of and to vote at this meeting and all persons who were holders of record of Common Stock on such date and no others are entitled to notice of and to vote at this meeting and any adjournments thereof.

                                       By Order of the Board of Directors,



                                       Mark H. Collin
                                       Secretary


Unitil

  6 Liberty Lane West
  Hampton, New Hampshire 03842-1720


                                                      March 19, 1998

                               Proxy Statement


            ANNUAL MEETING OF COMMON SHAREHOLDERS, APRIL 16, 1998

      This proxy statement is furnished in connection with the solicitation by the Board of Directors of proxies in the accompanying form for use at the 1998 annual meeting of common shareholders of Unitil Corporation ("Unitil" or "the Company"). Each proxy can be revoked at any time before it is voted by written notification to the Secretary of Unitil at the above address prior to the meeting, or in person at the meeting. Every properly signed proxy will be voted unless previously revoked.

      Unitil presently has seven subsidiaries, Concord Electric Company ("CECo"), Exeter & Hampton Electric Company ("E&H"), Fitchburg Gas and Electric Light Company ("FG&E"), Unitil Power Corp. ("Unitil Power"), Unitil Realty Corp. ("Unitil Realty"), Unitil Resources, Inc. ("Unitil Resources") and Unitil Service Corp. ("Unitil Service").

      The annual report of Unitil for the year 1997 is enclosed herewith and includes financial statements which are not part of this proxy statement.

      The voting securities of Unitil issued and outstanding on March 2, 1998 consisted of 4,483,767 shares of Common Stock, no par value, entitling the holders thereof to one vote per share. Holders of Common Stock of record on such date are entitled to notice of and to vote at the annual meeting and any adjournments thereof. A majority of the outstanding shares of Common Stock constitutes a quorum.

      Except as set forth below, no person owns of record and, to the knowledge of Unitil, no person owns beneficially more than five percent of the Common Stock of Unitil which may be voted at the meeting and any adjournments thereof.

Name and Address            Shares of Common Stock       Percent of Shares
of Beneficial Owner         Beneficially Owned           Outstanding
---------------------------------------------------------------------------
Charles H. Tenney II        275,420 (1)                  6.08%
  300 Friberg Parkway
  Westborough, MA 01581
---------------------------------------------------------------------------

NOTES:

<F1>  Based on information provided by Mr. Tenney. See notes 2, 3 and 6 to the table below under the heading "As to the Election of Directors."

      The eleven Directors and the officers of Unitil as a group have beneficial ownership as of March 2, 1998 of 302,101 shares (6.74%) of Common Stock, of which they have direct beneficial ownership of 152,004 shares (3.39%), which excludes options to purchase 129,091 shares (2.88%) pursuant to the exercise of those options, and indirect beneficial ownership of 150,097 shares (3.35%). To the knowledge of Unitil, each of said Directors and officers has voting and investment power with respect to the shares directly owned. With regard to certain of the indirect beneficial ownership by said group, see the footnotes to the table contained in the section of this proxy statement entitled "As to the Election of Directors" setting forth certain information about the Directors of Unitil.

      Assuming a quorum is present, the favorable vote of a majority of the shares of Common Stock represented and voting will be required for approval of all matters, including the election of Directors, which may come before the meeting.


                                            As to the Election of Directors
                   --------------------------------------------------------

      The By-Laws of Unitil provide for a Board of between nine and fifteen Directors divided into three classes, each class being as nearly equal in number as possible, and each with their respective terms of office arranged so that the term of office of one class expires in each year, at which time a corresponding number of Directors is elected for a term of three years. Unitil currently has eleven Directors.

      In October 1997 the Board of Directors elected Robert G. Schoenberger as Chairman and Chief Executive Officer of the Company after an extensive candidate search lead by the Executive Committee. Mr. Schoenberger was elected to replace the former Chairman and Chief Executive Officer, Peter J. Stulgis, who passed away in May 1997. Mr. Schoenberger will fill the vacancy on the Board created by the death of Mr. Stulgis for the remaining unexpired term of office.

      In March 1998, the Board of Directors adopted a stock ownership policy of the Board that no person be nominated as a candidate for Director for election to a second term as part of the slate of Directors proposed by the Company's management unless he or she is a beneficial owner, either directly or indirectly, of at least 1,000 shares of Unitil Common Stock. Also in March 1998, the Board of Directors approved an age limitation policy of the Board, effective as of January 1999, that no person be nominated as a candidate for Director for reelection as part of the slate of Directors proposed for election by the Company's management after he or she has reached age 70.


                                   Information about Nominees for Directors
                   --------------------------------------------------------

      Each nominee has been a member of the Board of Directors since the date indicated. Proxies will be voted for the persons whose names are set forth below unless instructed otherwise. If any nominee shall be unable to serve, the proxies will be voted for such person as may be designated by management to replace such nominee. Each of the nominees has consented to being named in this proxy statement and to serve if elected. Unless otherwise indicated, all shares shown represent sole voting and investment power.

Nominees for Director whose terms will expire in the year 2001

-----------------------------------------------------------------------------------------
                                                        Common Stock Owned
                                          Director      Beneficially on March 2, 1998 (1)
                                          Since         Shares
-----------------------------------------------------------------------------------------

Michael J. Dalton, Age 57                 1984          63,162 (2)(3)(4)(5)
--------------------------------------
  President and Chief Operating
  Officer of Unitil.

Bruce W. Keough, Age 41                   -                  0
--------------------------------------
  Real estate developer and private
  equity investor since 1991.
  Mr. Keough is a former New Hampshire
  State Senator (1994 - 1996). During
  his term in office, Mr. Keough
  served on the New Hampshire Senate
  Finance Committee and also as the
  Chairman of the Capital Budget
  Committee. Mr. Keough is a Trustee
  of the University System of New
  Hampshire since 1997, serves on the
  Board of Governors of New Hampshire
  Public Television since 1997, and
  on the Board of Governors of the
  American Independence Museum, Exeter,
  NH, since 1995.

J. Parker Rice, Jr., Age 72               1992           1,254
--------------------------------------
  Director, former President and
  Treasurer of Hyland/Rice Office
  Products, Inc., Fitchburg, MA
  (office products dealer).

Joan D. Wheeler, Age 60                   1994           1,000
--------------------------------------
  Owner of the Russian Gallery,
  Marblehead, MA (art gallery).
  Ms. Wheeler is a former Director
  of Shaw's Supermarkets, Inc.
  (1979 - 1987) and of Granite Bank
  (1984 - 1989), Keene, NH,
  and a former Trustee of Franklin
  Pierce College.

                 Information about Directors whose Terms of Office Continue
                 ----------------------------------------------------------

                                                                       Common Stock Owned
                                            Director      Term to      Beneficially on March 2, 1998 (1)
                                            Since         Expire       Shares
--------------------------------------------------------------------------------------------------------

Douglas K. Macdonald, Age 69                1984          1999             924
--------------------------------------
  Retired since 1988.  Prior to his
  retirement, Mr. Macdonald was
  Vice President and Controller of
  Unitil and President of CECo.

Robert G. Schoenberger, Age 47              1997          2000          25,335 (3)
--------------------------------------
  Chairman of the Board and Chief
  Executive Officer of Unitil
  since 1997. Prior to his employment
  with Unitil, Mr. Schoenberger was
  President and Chief Operating Officer
  at New York Power Authority (NYPA)
  from 1993 until 1997. Prior to 1993,
  Executive Vice President - Finance
  and Administration, also at NYPA
  (state owned public power enterprise).

Charles H. Tenney II, Age 79 (7)            1984          1999         275,420
(2)(3)(4)(6)
--------------------------------------
  Retired since 1992. Prior to his
  retirement, Mr. Tenney was Chairman
  of the Board and Chief Executive
  Officer of Unitil and FG&E. Mr.
  Tenney is a Director and former
  Chairman (retired as Chairman in
  1996) of Bay State Gas Company,
  Westborough, MA  (natural gas
  distributor).

Charles H. Tenney III, Age 50 (7)           1992          2000           2,530
--------------------------------------
  Clerk (Corporate Secretary) of Bay
  State Gas Company, Westborough, MA
  (natural gas distributor). Mr.
  Tenney is also Corporate Secretary
  of Northern Utilities, Inc.,
  Portsmouth, NH (natural gas
  distributor) and Corporate
  Secretary of Granite State Gas
  Transmission, Inc., Portsmouth,
  NH, since 1997.

William W. Treat, Age 79                    1984          1999          18,486 (8)
--------------------------------------
  Lawyer; sole private practice,
  former Director and Chairman of
  the Board of Directors of Bank
  Meridian, Hampton, NH, and a
  former Director of Amoskeag Bank
  Shares, Inc., Manchester, NH.
  Mr. Treat is also a former
  Director of the Colonial Group,
  Inc., Boston, MA (investments).

W. William VanderWolk, Jr., Age 74          1984          2000          16,786 (9)
--------------------------------------
  Owner of Horizon Management,
  Manchester, NH  (property and
  restaurant management).

Franklin Wyman, Jr., Age 76                 1992          2000           5,000
--------------------------------------
  Chairman of the Board and
  Treasurer of Wright Wyman, Inc.,
  Boston, MA (corporate financial
  consultants).  Mr. Wyman is a
  Trustee and Vice President of
  Brookline Savings Bank,
  Brookline, MA.

NOTES:

      Except as otherwise noted, each of the persons named above has held his present position (or another executive position with the same employer) for more than the past five (5) years.

<F1>  Based on information furnished to Unitil by the nominees and continuing Directors.

<F2>  Included are 3,977 and 3,689 shares which are held in trust for
      Messrs. Dalton and Tenney, respectively, under the terms of the Unitil
      Tax Deferred Savings and Investment Plan ("401(k)"); they have voting power only with respect to the shares credited to their accounts. For further information regarding 401(k), see "Other Compensation
      Arrangements - Tax-Qualified Savings and Investment Plan" below.

<F3>  Included are 25,335, 45,754 and 43,733 shares which Messrs.
      Schoenberger, Dalton and Tenney, respectively, have the right to purchase pursuant to the exercise of options under the Key Employee
      Stock Option Plan. (See "Other Compensation Arrangements").

<F4>  With the exception of Messrs. Dalton and Tenney, who own shares totaling 1.40% and 6.08%, respectively, of the total outstanding shares, no Director or officer owns more than one percent of the total outstanding shares.

<F5>  Included are 13,431 shares held by Mr. Dalton jointly with his wife with whom he shares voting and investment power.

<F6>  Included are 124,522 shares (2.75%) owned by two trusts of which Mr.
      Tenney is Co-Trustee with shared voting and investment power; he has a 1/6 beneficial interest in both trusts and disclaims any beneficial ownership of such shares other than such 1/6 beneficial interest.

<F7>  Charles H. Tenney II is the father of Charles H. Tenney III.

<F8>  Included are 5,387 shares owned by three trusts of which Mr. Treat is
      Trustee with voting and investment power; he has no beneficial interest in such shares. Also included are 7,500 shares owned by one organization in which Mr. Treat has shared voting and investment power and a 1/3 beneficial interest, and also 500 shares owned by a member of Mr. Treat's family; he has no voting or investment power with respect to, and no beneficial interest in, such shares.

<F9>  Included are 3,508 shares owned by a member of Mr. VanderWolk's family; he has no voting or investment power with respect to, and no beneficial interest in, such shares.

      The Board of Directors met seven times in 1997. During 1997, Directors attended an average of 99% of all meetings of the Board of Directors held and of all meetings held by all Committees of the Board on which they served, if any.

      Section 17(a) of the Public Utility Holding Company Act of 1935 and
Section 16(a) of the Securities Exchange Act of 1934 require the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file certain reports of ownership and changes in share ownership with the Securities and Exchange Commission and the American Stock Exchange and to furnish the Company with copies of all Section 17(a) and Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that such forms were not required for those persons, the Company believes that all filing requirements applicable to its officers and directors during 1997 and through March 1, 1998 were met.

      In March 1998, the Board of Directors adopted two resolutions with regard to Board Function, including that Board of Directors will review and approve an Annual Strategic Plan, and also that the Board will approve the performance measures to be used in association with the Company's Management Performance and Incentive Compensation Plans.

                                                  Compensation of Directors
                   --------------------------------------------------------

      In 1997, members of the Board of Directors who are not officers of Unitil or any of its subsidiaries received an annual retainer fee of $7,000 and $500 for each Board meeting attended. Members of the Executive Committee, who are not officers of Unitil or any of its subsidiaries, received an annual retainer fee of $2,000 and $400 for each meeting attended. Members of the Audit Committee and Compensation Committee received an annual retainer fee of $1,000 and $400 for each meeting attended. Those Directors of Unitil who also serve as Directors of CECo, E&H or FG&E and who are not officers of Unitil or any of its subsidiaries received a meeting fee of $100 per subsidiary meeting attended and no annual retainer fee from CECo, E&H or FG&E. All Directors are entitled to reimbursement of expenses incurred in connection with attendance at meetings of the Board of Directors and any Committee on which they serve. In March 1998, The Board of Directors approved an increase of $5,500 in the annual compensation received by Directors, to be paid in Unitil Common Stock, effective January 1, 1998. The annual retainer fee of $7,000 and $500 for each Board Meeting attended remain unchanged.

      In 1992, the Company entered into a Senior Advisory Agreement (the "Agreement") with Charles H. Tenney II. Mr. Tenney was Chief Executive Officer and Chairman of the Board of the Company until his retirement in 1992. The Agreement, which is reviewed on an annual basis, provides that Mr. Tenney will be compensated for his role as Chairman of the Executive Committee of the Board of the Company, as well as for other advisory services which he will provide. In consideration of this Agreement, Mr. Tenney waives all Board-related fees and retainers that he is otherwise entitled to receive as a Director of the Company. In accordance with this Agreement, in 1997 Mr. Tenney was compensated $105,000. As of October 1997, Mr. Tenney no longer serves as Chairman of the Executive Committee, (see "Executive Committee" below) and therefore the Agreement has been discontinued. As a result of the discontinuation of the Agreement, Mr. Tenney will receive the annual retainer fee and all other Board-related fees he is entitled to as a Director of the Company.

                                       Committees of the Board of Directors
                   --------------------------------------------------------

                             Executive Committee
                     ----------------------------------

      The Executive Committee of the Board of Directors held seventeen meetings in 1997. Its members are Charles H. Tenney II, Robert G. Schoenberger, William W. Treat, W. William VanderWolk, Jr. and Franklin Wyman, Jr. From January 1997 until October 1997, Charles H. Tenney II served as Chairman of the Committee. From October 1997, William W. Treat assumed the role of Chairman of the Committee. Additionally, Peter J. Stulgis, the former Chairman and Chief Executive Officer of the Company, served as a member of this Committee until his death in May 1997. This Committee's responsibility is to review and oversee corporate policies related to the Company's long-range strategic business, financial and operating plans. In addition, the Executive Committee also acts as a nominating committee. In its function as a nominating committee, the committee coordinates suggestions or searches for potential nominees for Board members; reviews and evaluates qualifications of potential Board members; and recommends to the Board of Directors nominees for vacancies occurring from time to time on the Board of Directors. The Committee will consider nominees recommended by shareholders upon timely submission of the names of such nominees with qualifications and biographical information forwarded to the Executive Committee of the Board of Directors. In January 1998, the Board of Directors approved the expansion of the duties of the Executive Committee to include the review and setting of corporate governance standards and the annual review of Board member performance.

                               Audit Committee
                     ----------------------------------

      The Audit Committee of the Board of Directors, which held two meetings in 1997, consists of William W. Treat (Chairman), J. Parker Rice, Jr. and W. William VanderWolk, Jr. The duties of this Committee encompass making recommendations on the selection of Unitil's independent auditors; conferring with such auditors regarding, among other things, the scope of their examination, with particular emphasis on areas where special attention should be directed; reviewing the accounting principles and practices being followed by Unitil; assessing the adequacy of Unitil's interim and annual financial statements; reviewing the internal audit controls of Unitil and its subsidiaries; performing such other duties as are appropriate to monitor the accounting and auditing policies and procedures of Unitil and its subsidiaries; and reporting to the full Unitil Board from time to time.

                           Compensation Committee
                     ----------------------------------

      The Compensation Committee of the Board of Directors, which held two meetings in 1997, consists of Charles H. Tenney II (Chairman), J. Parker Rice, Jr. and Joan D. Wheeler. The duties of this Committee include studying and making recommendations to the Board of Directors of Unitil and the appropriate Board of each of its subsidiaries with respect to salaries and other benefits to be paid to the officers of Unitil and such subsidiaries. In March 1998, the Board of Directors approved the expansion of the Compensation Committee's duties to include the annual review of management succession planning and the current duties of the KESOP Committee.

                Compensation Committee Interlocks and Insider Participation
                -----------------------------------------------------------

      Charles H. Tenney II served as the Chairman of the Compensation Committee during fiscal 1997. Mr. Tenney is the former Chairman of the Board of Directors and Chief Executive Officer of the Company, serving as such until his retirement in April 1992. During 1997, he had a Senior Advisory Agreement with the Company (see "Compensation of Directors") and also served as Chairman of the Executive Committee of the Board of Directors until October 1997.

                                                          Director Emeritus
                   --------------------------------------------------------

      The Company has a directors' advisory council composed of retired members of the Company's Board of Directors. Each member, known as a Director Emeritus, is appointed yearly by the Board of Directors to render advisory services to the Board. Directors Emeriti have no vote with respect to any matter acted upon by the Board, nor is their presence counted for purposes of determining a quorum. Directors Emeriti Richard L. Brickley, Philip H. Bradley, Theodore C. Haffenreffer, Jr. and Endicott Smith were initially appointed to their positions in 1992, 1993, 1994, and 1995, respectively. Directors Emeriti receive an annual retainer of $7,000 and $500 for each Board meeting attended, as well as reimbursement for any expenses incurred in connection with attendance at any meeting. In March 1998, the Board of Directors approved the discontinuation of the Director Emeritus program. The current Directors Emeriti will continue to receive the $7,000 annual retainer for 1998 and 1999.

                                       Report of the Compensation Committee
                   --------------------------------------------------------

      The overall objective of the Company's Board of Directors, and specifically this Compensation Committee, in setting compensation for Unitil's executive officers is to foster excellence in the management of the assets of the Company. To help meet this objective, the Committee believes it is important for the Company to provide compensation to its executive officers which varies directly with the performance of the Company and to make payment of annual compensation with both cash and Company stock in place of all-cash.

      Accordingly, the Company pays both "base" and "variable" compensation to its officers. The base component of compensation is determined under the Unitil System's salary matrix which is reviewed from time to time by outside consultants as to its competitiveness. Variable compensation is based on factors that measure the success of the Company for any given year and is governed by the System's Management Performance Compensation Plan ("MPCP") The factors under the MPCP relate to the earnings of the Company and the rate of return achieved on shareholder-provided equity as well as cost control and the competitiveness of the rates charged to the Unitil System's utility customers. In addition, to further bolster ownership in the Company by the executive officers, the Company, in 1989, instituted a "Key Employee Stock Option Plan" with the approval of the Company's shareholders. This plan was tailored to emphasize dividend and stock value growth as a prerequisite to the maximization of value to the participants.

      The compensation of the Chief Executive Officer ("CEO"), is governed by these same plans and objectives. Peter J. Stulgis served as the Company's CEO until his death in May 1997. The base compensation for Mr. Stulgis was increased by 3% in April 1997 in accordance with the Unitil System's salary matrix. The variable compensation paid to Mr. Stulgis in 1997 was based upon the Unitil System's operating results for 1996 under the MPCP discussed above. Unitil's performance achieved top ratings in all but one of the categories versus other New England utilities in 1996. Accordingly, under the MPCP, Mr. Stulgis received a payment in cash of $104,800. This MPCP payment is formula-driven and reflected the achievement in 1996 of earnings which were above target levels; a rate of return which was in the 94th percentile of peer companies; cost control results which were at the 100th percentile of peer companies; and residential utility rates which were at the 100th percentile of the peer group.

      Upon his employment with the Company in November 1997 as Chairman of the Board and CEO, Mr. Schoenberger will be paid an annual base salary of $245,000. This amount was determined in accordance with the Unitil's System's salary matrix and was based upon a 1996 review and recommendation of an outside salary consultant who analyzed competitive pay levels in similar companies in the New England Region. In addition, Mr. Schoenberger will also participate in the Company's MPCP program. Mr. Schoenberger entered into an employment agreement with the Company which is further detailed on page 14. The Committee also approved the compensation of Unitil's other executive officers for 1997 following the principles and procedures outlined in this report. The Company has currently engaged a nationally known salary compensation firm to review the CEO's, as well as, other executive positions total compensation package.

                                             Compensation Committee Members
                   --------------------------------------------------------
   Charles H. Tenney II, Chairman, J. Parker Rice, Jr., and Joan D. Wheeler

                                    Stock Performance Graph and Information
                   --------------------------------------------------------

Comparative Five-Year Cumulative Total Returns

            1992  1993    1994     1995     1996     1997    The graph to the
            -----------------------------------------------  left assumes
                                                             $100 invested on
Unitil      100   113.94  101.59   140.6    143.13   185.87  December 31,
Peer Group  100   101.14   91.36   115       96.06   122.65  1992, in each
S&P 500     100   110.1   110.76   151.74   185.28   244.92  category and the
                                                             reinvestment of
                                                             all dividends
                                                             during the period.
                                                             The Peer Group
                                                             is comprised of
                                                             the eleven
                                                             investor-owned
                                                             New England
                                                             electric utilities.

                                                   Compensation of Officers
                   --------------------------------------------------------

      The tabulation below shows the compensation Unitil, or any of its subsidiaries, has paid to its Chief Executive Officer and its most highly compensated officers whose total annual salary and bonus were in excess of $100,000 during the year 1997.

                         SUMMARY COMPENSATION TABLE

                                                                                        Long Term Compensation
                                                                                  --------------------------------
                                                 Annual Compensation                     Awards             Payout
                                        -------------------------------------     ---------------------     ------
 Name and                                                             Other       Restricted                          All Other
 Principal                              Salary          Bonus         Annual      Stock         Options     LTIP      Compensation
 Position (1)                   Year    ($)             ($)           Comp.($)    Awards($)     (#)         Payout    ($)
----------------------------------------------------------------------------------------------------------------------------------
 (a)                            (b)     (c)             (d)           (e)         (f)           (g)         (h)       (i)
----------------------------------------------------------------------------------------------------------------------------------

Robert G. Schoenberger (2)      1997     $ 65,833 (3)   -             -            -            25,000 (4)  -         $13,207 (5)
  Chairman of the Board &       -        -              -             -            -            -           -
  Chief Executive Officer       -        -              -             -            -            -           -

Peter J. Stulgis (6)            1997     $218,499       $104,800 (7)  -            -            -           -         $ 3,791 (8)
  Chairman of the Board &       1996      241,025        100,036      -            -            -           -
  Chief Executive Officer       1995      215,300        110,411      -            -            -           -

Michael J. Dalton               1997     $174,000       $ 63,834 (7)  -            -            -           -         $10,912 (9)
  President & Chief Operating   1996      169,200         61,959      -            -            -           -
  Officer                       1995      164,400         63,347      -            -            -           -

Gail A. Siart (10)              1997     $135,000       $ 33,568 (7)  -            -            -           -         $ 5,432 (11)
  Chief Financial Officer,      1996       97,500         32,580      -            -            -           -
  Treasurer & Secretary         1995       90,000         47,228      -            -             3,000 (12) -

James G. Daly                   1997     $125,625       $ 33,658 (7)  -            -            -           -         $ 5,466 (13)
  Senior Vice President,        1996       95,625         32,580      -            -            -           -
  Unitil Service                1995       88,675         47,228      -            -             3,000 (12) -

George R. Gantz                 1997     $104,475       $ 33,568 (7)  -            -            -           -         $ 4,369 (14)
  Senior Vice President,        1996       95,625         32,580      -            -            -           -
  Unitil Service                1995       89,000         42,428      -            -             3,000 (12) -


NOTES:

<F1>  Officers of the Company also hold various positions with subsidiary companies. Compensation for those positions is included in the above table.

<F2>  Robert G. Schoenberger was elected Chairman of the Board and Chief
      Executive Officer in October 1997. Mr. Schoenberger was not employed by the Company or any of its subsidiary companies prior to October
      1997.

<F3>  Base salary paid to Mr. Schoenberger for 1997 includes salary for the months of November and December, and a $25,000 payment received on his first day of employment with the Company. Mr. Schoenberger's annual base salary is $245,000.

<F4>  Options were granted to Mr. Schoenberger on November 3, 1997 under the
      Key Employee Stock Option Plan (see "Other Compensation Arrangements" and subsequent notes).

<F5>  All Other Compensation for Mr. Schoenberger for the year 1997 includes the Supplemental Life Insurance payment, Group Term Life Insurance payment, and taxable relocation payment valued at $64, $255 and $12,888, respectively.

<F6>  Peter J. Stulgis served as Chairman of the Board and Chief Executive
      Officer of the Company until his death in May 1997.

<F7>  Bonus amounts are comprised of Management Performance Compensation
      Program (MPCP) cash and stock awards and distributions from the System's non-utility subsidiary, Unitil Resources. Unitil maintains a management performance compensation program ("MPCP") for certain management employees, including Executive Officers. The MPCP provides for awards to be calculated annually and paid in a combination of cash and Unitil Common Stock. Awards are based on several factors designed to reflect the Company's performance and the attainment of individual performance goals. There was no distribution from Unitil Resources in 1996 or 1997.

<F8>  All Other Compensation for Mr. Stulgis for the year 1997 includes the company's contribution to the Tax Qualified Savings and Investment
      Plan ("401(K)") and Group Term Life Insurance payment, valued at
      $3,283 and $508, respectively.

<F9>  All Other Compensation for Mr. Dalton for the year 1997 includes,
      401(K) company contribution, Supplemental Life Insurance payment and Group Term Life Insurance payment, valued at $4,800, $3,452 and
      $2,660, respectively.

<F10> Gail A. Siart resigned from the Company effective January 23, 1998.

<F11> All Other Compensation for Ms. Siart for the year 1997 includes 401(K)
      company contribution, Supplemental Life Insurance payment and Group
      Term Life Insurance payment, valued at $4,742, $424 and $266, respectively.

<F12> Options were granted in 1995 under the Key Employee Stock Option Plan
      (see "Other Compensation Arrangements" and subsequent notes).

<F13> All Other Compensation for Mr. Daly for the year 1997 includes 401(K)
      company contribution, Supplemental Life Insurance payment and Group
      Term Life Insurance payment, valued at $4,452, $603 and $411, respectively.

<F14> All Other Compensation for Mr. Gantz for the year 1997 includes 401(K)
      company contribution, Supplemental Life Insurance payment and Group
      Term Life Insurance payment, valued at $3,134, $682 and $553, respectively.

                                            Other Compensation Arrangements
                   --------------------------------------------------------

                    OPTION GRANTS IN LAST FISCAL YEAR (1)

                                                                                                             Potential Realizable
                                                                                                             Value at Assumed
                                                         Individual Grants                                   Annual Rates of Stock
                                              ---------------------------------------                        Price Appreciation
                                                                                                             for Option Term

(a)                          (b)              (c)                        (d)                     (e)         (f)           (g)
-----------------------------------------------------------------------------------------------------------------------------------

                                                                         Option Price
                             Number of        % of Total          ----------------------------
                             Securities       Options/SARs
                             Underlying       Granted to          Exercise or     Market Price
                             Options/SARs     Employees           Base Price      on Date of     Exp.
Name                         Granted (#)      in Fiscal Year      ($/Sh)          Grant          Date        5%($)         10%($)
-----------------------------------------------------------------------------------------------------------------------------------

Robert G. Schoenberger
Chairman of the Board &      25,000           100%                $18.17          $21.38         3/7/99      $116,298      $153,371
Chief Executive Officer

Peter J. Stulgis (2)
Chairman of the Board &      -                -                   -               -              -           -             -
Chief Executive Officer

Michael J. Dalton
President &                  -                -                   -               -              -           -             -
Chief Operating Officer

Gail A. Siart (3)
Chief Financial Officer,     -                -                   -               -              -           -             -
Treasurer & Secretary

James G. Daly
Senior Vice President,       -                -                   -               -              -           -             -
Unitil Service

George R. Gantz
Senior Vice President,       -                -                   -               -              -           -             -
Unitil Service


NOTES:

<F1>  Upon the exercise of any option by an employee and upon payment of the option price for shares of Unitil Common Stock as to which the option was granted (the "Primary Shares"), Unitil will cause to be delivered to such employee (i) the Primary Shares and (ii) the number of shares of Unitil Common Stock (the "Dividend Equivalent Shares") equal to the dollar amount of dividends which would have been paid on the Primary
      Shares (and previously accrued Dividend Equivalent Shares) had they been outstanding, divided by the fair market value of Unitil Common
      Stock determined as of the record date for each dividend.

<F2>  Peter J. Stulgis served as Chairman of the Board and Chief Executive
      Officer of the Company until his death in May 1997.

<F3>  Gail A. Siart resigned from the Company effective January 23, 1998.

      The table below provides information with respect to options to purchase shares of the Company's Common Stock exercised in fiscal 1997 and the value of unexercised options granted in prior years under the Key Employee Stock Option Plan ("Option Plan") to the named executive officers in the Summary Compensation Table and held by them as of December 31, 1997. The Company has no compensation plan under which Stock Appreciation Rights
(SARs) are granted.

            AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR (FY)
                        AND FY-END OPTION VALUES (1)

                                                                Number of Unexercised           Value of Unexercised
                              Shares                            Options at                      In-the-Money Options
                              Acquired                          FY-End (#) (2)                  at FY-End  ($)
                              on            Value         -----------------------------   ---------------------------
                              Exercise      Realized            Exercisable/                    Exercisable/
Name                          (#)           ($)                 Unexercisable                   Unexercisable
---------------------------------------------------------------------------------------------------------------------
(a)                           (b)           (c)                     (d)                             (e)
---------------------------------------------------------------------------------------------------------------------

Robert G. Schoenberger        -             -             exercisable             0       exercisable        $      0
Chairman of the Board &                                   unexercisable      25,000 (3)   unexercisable      $153,563
Chief Executive Officer

Peter J. Stulgis (4)          5,280         $73,709       exercisable        18,720       exercisable        $313,981
Chairman of the Board &                                   unexercisable           0       unexercisable      $      0
Chief Executive Officer

Michael J. Dalton             -             -             exercisable        24,000       exercisable        $398,700
President &                                               unexercisable           0       unexercisable      $      0
Chief Operating Officer

Gail A. Siart (5)             5,078         $68,350       exercisable             0       exercisable        $      0
Chief Financial Officer,                                  unexercisable           0       unexercisable      $      0
Treasurer & Secretary

James G. Daly                 -             -             exercisable         5,032       exercisable        $ 67,492
Senior Vice President,                                    unexercisable           0       unexercisable      $      0
Unitil Service

George R. Gantz               -             -             exercisable         5,078       exercisable        $ 72,425
Senior Vice President,                                    unexercisable           0       unexercisable      $      0
Unitil Service


NOTES:

<F1>  The Option Plan authorizes the KESOP Committee to provide in the award agreements that the participant's right to exercise the options provided for therein will be accelerated upon the occurrence of a "Change in Control" of Unitil. The term "Change in Control" is defined in substantially the same manner as in the Severance Agreements as defined on page 14. All of the award agreements entered into with participants in the Option Plan to date contain such a "Change in Control" provision. Each award agreement also provides that, upon the exercise of an option on or after a Change in Control, Unitil shall pay to the optionee, within five business days, a lump sum cash amount equal to the economic benefit of the optionee's outstanding options and associated dividend equivalents that the optionee would have received had the option remained unexercised until the day preceding the expiration of the grant.

<F2>  Amounts listed in column (d) in the table above do not include non-
      preferential dividend equivalents associated with options outstanding.

<F3>  In accordance with the terms of Mr. Schoenberger's employment agreement, on November 3, 1997, he received 25,000 options to purchase shares of Company stock under the Key Employee Stock Option Plan. The options granted to Mr. Schoenberger are not exercisable until November
      3, 1998.

<F4>  Peter J. Stulgis served as Chairman of the Board and Chief Executive
      Officer of the Company until his death in May 1997.

<F5>  Gail A. Siart resigned from the Company effective January 23, 1998.

      Unitil maintains a tax-qualified defined benefit pension plan and related trust agreement (the "Retirement Plan"), which provides retirement annuities for eligible employees of Unitil and its subsidiaries. Since the Retirement Plan is a defined benefit plan, no amounts were contributed or accrued specifically for the benefit of any officer of Unitil under the Retirement Plan. Directors of Unitil who are not and have not been officers of Unitil or any of its subsidiaries are not eligible to participate in the Retirement Plan.

      The table below sets forth the estimated annual benefits (exclusive of Social Security payments) payable to participants in the specified compensation and years of service classifications, assuming continued active service until retirement. The average annual earnings used to compute the annual benefits are subject to a $160,000 limit.

                             PENSION PLAN TABLE

                                                    ANNUAL PENSION
                                  ----------------------------------------------------
Average Annual Earnings           10 Years      20 Years      30 Years      40 Years
Used for Computing Pension        of Service    of Service    of Service    of Service
--------------------------------------------------------------------------------------

       $100,000                   20,000        40,000        50,000        55,000
        125,000                   25,000        50,000        62,500        68,750
        150,000                   30,000        60,000        75,000        82,500
        160,000                   32,000        64,000        80,000        88,000

      The present formula for determining annual benefits under the Retirement Plan's life annuity option is (i) 2% of average annual salary (average annual salary during the five consecutive years out of the last twenty years of employment that give the highest average salary) for each of the first twenty years of benefit service, plus (ii) 1% of average annual salary for each of the next ten years of benefit service and (iii) 1/2% of average annual salary for each year of benefit service in excess of thirty, minus (iv) 50% of age 65 annual Social Security benefit (as defined in the Retirement Plan), and (v) any benefit under another Unitil retirement plan of a former employer for which credit for service is given under the Retirement Plan. A participant is eligible for early retirement at an actuarially reduced pension upon the attainment of age 55 with at least 15 years of service with Unitil or one of its subsidiaries. A participant is 100% vested in his benefit under the Retirement Plan after 5 years of service with Unitil or one of its subsidiaries. As of January 1, 1998, Executive Officers Schoenberger, Dalton, Siart, Daly and Gantz had .17, 30, 15, 9 and 14 credited years of service, respectively, under the Retirement Plan.

      Unitil also maintains a Supplemental Executive Retirement Plan ("SERP"), a non-qualified defined benefit plan. SERP provides for supplemental retirement benefits to executives selected by the Board of Directors. At the present time, Messrs. Schoenberger and Dalton are eligible for SERP benefits upon attaining normal or early retirement eligibility. Annual benefits are based on a participant's final average earnings less the participant's benefits payable under the Retirement Plan, less other retirement income payable to such participant by Unitil or any previous employer and less income that a participant receives as a primary Social Security benefit. Early retirement benefits are available to a participant, with the Unitil Board's approval, if the participant has attained age 55 and completed 15 years of service. Should a participant elect to begin receiving early retirement benefits under SERP prior to attaining age 60, the benefits are reduced by 5% for each year that commencement of benefits precedes attainment of age 60. If a participant terminates employment for any reason prior to retirement, the participant will not be entitled to any benefits. Under the SERP, Messrs. Schoenberger and Dalton would be entitled to receive an annual benefit of $14,238 and $21,859, respectively, assuming their normal retirement at age 65 and that their projected final average earnings are equal to the average of their respective three consecutive years of highest compensation prior to the date thereof.

      Unitil and certain subsidiaries maintain severance agreements (the "Severance Agreements") with certain management employees, including Executive Officers. The Severance Agreements are intended to help assure continuity in the management and operation of Unitil and its subsidiaries in the event of a proposed "Change in Control". Each Severance Agreement only becomes effective upon the occurrence of a Change in Control of Unitil as defined in the Severance Agreements. If an employee's stipulated compensation and benefits, position, responsibilities and other conditions of employment are reduced during the thirty-six month period following a Change in Control, the employee is entitled to a severance benefit.

      The severance benefit is a lump sum cash amount equal to (i) the present value of three years' base salary and bonus; (ii) the present value of the additional amount the employee would have received under the Retirement Plan if the employee had continued to be employed for such thirty-six month period; (iii) the present value of contributions that would have been made by Unitil or its subsidiaries under the 401(k) if the employee had been employed for such thirty-six month period; and (iv) the economic benefit on any outstanding Unitil stock options and associated dividend equivalents, assuming such options remained unexercised until the day preceding the expiration of the grant, including the spread on any stock options that would have been granted under the Option Plan if the employee had been employed for such thirty-six month period. Each Severance Agreement also provides for the continuation of all employee benefits for a period of thirty-six months, commencing with the month in which the termination occurred. In addition, pursuant to each Severance Agreement, Unitil is required to make an additional payment to the employee sufficient on an after-tax basis to satisfy any additional individual tax liability incurred under Section 280G of the Internal Revenue Code of 1986, as amended, in respect to such payments.

      The Company entered into an employment agreement with Mr. Schoenberger on November 1, 1997. The term of the agreement is for three years and the expiration date is October 31, 2000. Under the terms of the employment agreement, Mr. Schoenberger shall receive an annual base salary of $245,000 and is subject to annual review by the Board for discretionary periodic increases in accordance with the Company's compensation policies. Mr. Schoenberger is entitled to participate in the Company's SERP, Executive Supplemental Life Insurance Program, Management Performance Compensation Program and all other employee benefit plans made available by the Company. On November 3, 1997, Mr. Schoenberger also received 25,000 options to purchase shares of Company stock under the Company's Key Employee Stock Option Plan. Mr. Schoenberger shall be reimbursed for all direct moving, reasonable interim living and reasonable travel expenses. In addition, Mr. Schoenberger shall receive $50,000 at the time he relocates to the area. The agreement also provides that the Company and Mr. Schoenberger will enter into a Severance Agreement, more fully described above. The Company, by action of the Board, may terminate Mr. Schoenberger's employment for any reason. If Mr. Schoenberger's employment is terminated by the Company during the term of the agreement for any reason other than Cause, death or disability, the Company shall pay Mr. Schoenberger's base pay at the rate in effect on the date of employment termination and benefits until the end of the term of the agreement, or if employment termination is after November 1, 1999, for one year.

                             As to Other Matters to Come Before the Meeting
                   --------------------------------------------------------

      The Board of Directors does not intend to bring before the meeting any matters other than the one referred to above and knows of no other matters which may properly come before the meeting. If any other matters or motions come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxy in accordance with their judgment on such matters or motions, including any matters dealing with the conduct of the meeting.

      The Board of Directors has selected and employed the firm of Grant Thornton as Unitil's independent certified public accountants to audit Unitil's financial statements for the fiscal year 1998. A representative of the firm will be present at the meeting and will be available to respond to appropriate questions. It is not anticipated that such representative will make a prepared statement at the meeting; however, he will be free to do so if he so chooses.

      Any proposal submitted by a shareholder of Unitil for inclusion in the proxy material for the 1999 annual meeting of shareholders must be received by Unitil at its Corporate Headquarters not later than December 17, 1998.

                                Solicitation, Revocation and Use of Proxies
                   --------------------------------------------------------

      Shares of Unitil Common Stock represented by properly executed proxies received by Unitil prior to or at the meeting will be voted at the meeting in accordance with the instructions specified on the proxies. If no instructions are specified on such proxies, shares will be voted FOR the election of the nominees for Directors. Abstentions and non-votes will have the same effect as negative votes.

      Any Unitil shareholder who executes and returns a proxy has the power to revoke such proxy at any time before it is voted by filing with the Secretary of Unitil, at the address of Unitil set forth above, written notice of such revocation or a duly executed proxy bearing a later date, or by attending and voting in person at the meeting. Attendance at the meeting will not in and of itself constitute a revocation of a proxy.

      Unitil will bear the costs of solicitation by the Board of Directors of proxies from Unitil shareholders. In addition to the use of the mail, proxies may be solicited by the Directors, officers and employees of Unitil by personal interview, telephone, telegram or otherwise. Such Directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Unitil may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses in connection therewith.


                                       By Order of the Board of Directors,

                                       Mark H. Collin
                                       Secretary


Unitil will furnish without charge to any shareholder entitled to vote and to any beneficial owner of shares entitled to be voted at the annual meeting of common shareholders, to be held April 16, 1998, a copy of its annual report on Form 10-K, including financial statements and schedules thereto, required to be filed with the Securities and Exchange Commission for the fiscal year 1997, upon written request to Mark H. Collin, Treasurer, Unitil Corporation, 6 Liberty Lane West, Hampton, NH 03842-1720.





---------------------------------DETACH HERE-----------------------------------

                                    PROXY

                             UNITIL CORPORATION

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned, revoking all previous proxies, hereby appoints MARK
H. COLLIN, MICHAEL J. DALTON and ROBERT G. SCHOENBERGER, and each of them, proxies with power of substitution to each, to vote for the undersigned at the Annual Meeting of Common Shareholders of Unitil Corporation (the "Company") to be held at the office of the Company, 6 Liberty Lane West, Hampton, New Hampshire on Thursday, April 16, 1998, at 10:30 A.M., and at any and all adjournments thereof, with all powers the undersigned would possess if personally present and voting and particularly with respect to the matters set forth on the reverse side hereof.

      PLEASE MARK, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE HEREOF AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

______________                                                  ______________
| SEE REVERSE |                                                 | SEE REVERSE |
|_____________|                                                 |_____________|


Unitil
your energy choice

                 THIS IS YOUR PROXY. YOUR VOTE IS IMPORTANT.

Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the Meeting by promptly returning your proxy (attached below) in the enclosed envelope. Thank you for your attention to this important matter.


                Directions to Unitil's Corporate Headquarters

                             6 Liberty Lane West
                           Hampton, New Hampshire

From Route 95
-------------

Take New Hampshire Exit 2. Immediately after the toll booth (50 cents) bear left onto Rte. 101 East. Cross back over Rte. 95, then take the first right, following signs for Liberty Lane/Rte. 27. Take the first left to the Liberty Lane Entrance. Stay right on the access road until it crosses under Rte. 95, then turn left at the Liberty Lane West sign. Continue straight, 1/2 mile to Unitil on the right.

From Route 101 East
-------------------


Cross over Rte. 95, then take the first right, following signs for Liberty Lane/Rte. 27. Take the first left to the Liberty Lane entrance. Stay right on the access road until it crosses under Rte. 95, then turn left at the Liberty Lane West sign. Continue straight, 1/2 mile to Unitil on the right.

      Please call 800/999-6501 if you would like additional information


---------------------------------DETACH HERE-----------------------------------

[X]   Please mark
      votes as in
      this example.

      This proxy will be voted in accordance with the instructions given below. If no instructions are given, this proxy will be voted in favor of the election of the four Directors listed in Item 1.

      1.  To elect four Directors:
          Nominees:  Michael J. Dalton, Bruce W. Keough, J. Parker Rice,
                     Jr., Joan D. Wheeler

      The Board of Directors recommends a vote "FOR" each of the nominees listed above.

                          [ ] FOR        [ ] WITHHELD
                              ALL            FROM ALL
                              NOMINEES       NOMINEES



[ ] ___________________________________________
     For all nominees except as noted above



                             MARK HERE IF YOU PLAN TO ATTEND THE MEETING    [ ]

                             MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]

                             Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                             PLEASE RETURN THIS PROXY PROMPTLY.

Signature: ______________ Date: _____  Signature: ______________ Date: _____